AMENDMENT NO. 2
                                     TO THE
                             CAIRN ENERGY USA, INC.
                        1993 DIRECTORS STOCK OPTION PLAN

         The Board of Directors and Stockholders Cairn Energy USA, Inc., a Delaware corporation (the "Corporation"), have voted to amend the Cairn Energy USA, Inc. Directors 1993 Stock Option Plan (the "Plan") in the following respects only:

     FIRST: Section 2.1 of the Plan was amended to increase from 150,000 to 270,000 the number of shares issuable pursuant to the exercise of all Options granted under the Plan, and to read in its entirety as follows:

                           2.1. DESCRIPTION OF STOCK AND MAXIMUM SHARES ALLOCATED. The Stock which may be issued upon the exercise of an Option may either be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine.

                           Subject to the adjustments provided in PARAGRAPH 6.4,
                  the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted under the Plan may equal but shall not exceed 270,000 shares of Stock.


     SECOND: The foregoing amendments to the Plan were effective as of May 22, 1996.

                                               CAIRN ENERGY USA, INC.



                                            By:/s/ Susan H. Rader
                                               -------------------
                                               Susan H. Rader, Secretary

CORPDAL:62511.1  15467-00006